As filed with the Securities and Exchange Commission on September 25, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SEANERGY MARITIME CORP.
(Exact name of registrant as specified in its charter)

Republic of Marshall Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-0529217 (I.R.S. Employer Identification Number)

10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Tel: 30 210 9406900
Fax: 30 210 9406933
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Georgios Koutsolioutsos, Co-Chairman of the Board and President
Seanergy Maritime Corp.
c/o Balthellas Chartering S.A.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Tel: 30 210 9406900
(Address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Tamar Aydin Donikyan, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-144436

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Offering	Maximum
Title of Each Class of Securities	Amount to be	Price Per	Aggregate	Amount of
to be Registered	Registered(1)	Unit(1)	Offering Unit(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	2,300,000 Units	$10.00	$23,000,000	$706
Shares of Common Stock included as part of the Units(2)	2,300,000 Shares	—	—	—(3)
Warrants included as part of the Units(2)	2,300,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	2,300,000 Shares	$6.50	$14,950,000	$459
Total			$37,950,000	$1,165

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 300,000 units, and 300,000 shares of common stock and 300,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over allotments, if any. The $23,000,000 proposed maximum aggregate offering price is in addition to the $230,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-144436). A registration fee was previously paid in connection with that Registration Statement.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. The $14,950,000 proposed maximum aggregate offering price is in addition to the $149,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-144436). A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form F-1 (File No. 333-144436) of Seanergy Maritime Corp. (the “Registrant”), including the exhibits thereto, are incorporated by reference into this registration statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on September 25, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than September 25, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement 333-144436 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Reeder & Simpson P.C., Mashall Islands counsel to the Registrant
5.2	Opinion of Loeb & Loeb LLP, Special Counsel for Registrant
23.1	Consent of Weinberg & Company, L.P.
23.2	Consent of Reeder & Simpson P.C., Mashall Islands counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP, Special Counsel to the Registrant (included in Exhibit 5.2)
24.1	Power of Attorney (Included on Signature Page)

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on the 25th day of September, 2007.

SEANERGY MARITIME CORP.

By:	/s/ PANAGIOTIS ZAFET
Name:     Panagiotis Zafet

Title:	Chief Executive Officer and Co-Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Panagiotis Zafet his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ PANAGIOTIS ZAFET Panagiotis Zafet	Chairman and Chief Executive Officer and Co-Chairman of the Board of Directors	September 25, 2007
* Alexis Komninos	Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)	September 25, 2007
* Simon Zafet	Chief Operating Officer and Director	September 25, 2007
* Georgios Koutsolioutsos	President and Co-Chairman of the Board of Directors	September 25, 2007
* Ioannis Tsigkounakis	Secretary and Director	September 25, 2007
* George Hamawi	Director	September 25, 2007
* Roland Beberniss	Director	September 25, 2007
* Elias M. Culucundis	Director	September 25, 2007

/s/  PANAGIOTIS ZAFET

Name: Panagiotis Zafet
Title: Attorney-in-fact

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